STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 19th day of March, 1998, by and among MILLION DOLLAR SALOON, INC., a Nevada corporation, BJORN HEYERDAHL and THE JOSHUA FURRH TRUST (collectively, the "Sellers"), and LINDA S. WEAVER (the "Purchaser").

                                    RECITALS

         WHEREAS, the Sellers and Purchaser desire to enter into this definitive agreement whereby the Purchaser is acquiring 1,000,000 shares of common stock, par value $0.01 per share, of Million Dollar Saloon, Inc. (the "Company") (the "Company Shares") from the Sellers on the terms and conditions provided for in this Agreement; and

         WHEREAS, the Company will grant Purchaser an option, subject to certain limitations, to purchase an additional 1,000,000 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions provided for in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

         1. Purchase of Company Shares. Subject to and upon the terms and conditions contained herein:

         (a) At the First Closing Date (as defined herein), the Sellers shall sell, transfer, assign, convey and deliver to the Purchaser, free and clear of all adverse claims, security interest, liens, claims and encumbrances (other than restrictions under applicable securities laws) and the Purchaser shall purchase, accept and acquire from the Sellers, the Company Shares for the following consideration:



                           Number of Company Shares
      Seller                to be Sold to Purchaser          Consideration
-----------------------   --------------------------   -------------------------
Bjorn Heyerdahl                      40,000                    $40,000
The Joshua Furrh Trust               30,000                    $30,000
Company                             530,000                   $530,000
                                    -------                   --------
                                    600,000                   $600,000

         (b) The Purchase price payable to Sellers by Purchaser for the initial purchase of 600,000 shares of the Company Shares (the "Initial Company Shares") shall be $1.00 per share (the "Purchase Price") or an aggregate of $600,000. The Purchase Price shall be paid to each of the Sellers by Purchaser in the amounts as designated in Section 1(a) above. The Purchase Price shall be payable by Purchaser by cashiers check or such other form of payment as may be acceptable to Sellers, and shall be paid to the Sellers on March 19, 1998 (the "First Closing Date").

         (c) On or before July 15, 1998 (the "Second Closing Date"), the Company shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws) and Purchaser


STOCK PURCHASE AGREEMENT -- Page 1
shall purchase, accept and acquire from the Company the remaining 400,000 shares of the Company Shares for $440,000 or $1.10 per share. The Purchase Price shall be payable by the Purchaser by cashiers check or such other form of payment as may be acceptable to the Company, and shall be paid to the Company on the Second Closing Date.

         2. Closings. The sale and purchase of the Company Shares on the First and Second Closing Dates (the "Closings") shall take place either (i) at the executive offices of the Company, (ii) by the exchange of documents via facsimile transmission, or (iii) such other place as may be mutually agreed upon between the parties, on each respective Closing Date.

         3. Representations and Warranties of the Seller. Unless specifically stated otherwise, the Sellers hereby represent and warrant to Purchaser that the following are true and correct as of the date hereof and will be true and correct through the First and Second Closing Dates and through the closing date of the sale of the Option Shares as if made on each respective date:

                  (a) Organization and Good Standing Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

                  (b) Capitalization. As of the execution date of this Agreement, the authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 5,409,451 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of the Sellers are duly authorized, validly issued, fully paid and nonassessable. Upon the sale and issuance of 930,000 shares of the Company Shares to Purchaser, and receipt by the Company of the consideration therefor, and upon sale and issuance of the Option Shares to Purchaser, and receipt by the Company of the consideration therefor, such shares shall be duly authorized, validly issued, fully paid and nonassessable.

                  (c) Documents Genuine. All originals and/or copies of the Company's articles of incorporation and bylaws, each amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of the Company, financial data and any and all other documents, material, data, files or information which have been or upon request will be furnished to Purchaser, are true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or materials.

                  (d) Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement and any other agreement contemplated hereby have been or will be as of the First and Second Closing Dates duly executed and delivered by the Company and constitutes or will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability


STOCK PURCHASE AGREEMENT -- Page 2
         of equitable remedies. Neither the sale of 930,000 of the Company Shares nor the sale of the Option Shares to the Purchaser will impair the ability or authority of the Company to carry on its business as now conducted in any respect.

                  (e) Title to Company  Shares.  On the First Closing Date, each
         Seller, and on the Second Closing Date, the Company, will have full right, power and authority to sell and convey the Company Shares and such shares will be free and clear of any and all liens, mortgages, pledges or the rights or encumbrances whatsoever, disclosed or undisclosed, except for restrictions required under applicable federal and state securities laws. Upon issuance and delivery of the Company Shares to Purchaser for the considerations set forth herein, the Purchaser shall be deemed to have obtained good and merchantable title to the Company Shares.

                  (f) Consents/Approvals/Conflict. Except for the compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Sellers to consummate the sale of the Company Shares. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation or bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement or instrument to which any Seller is a party or by which they are bound nor, to the best of each Seller's knowledge and belief, any existing law, rule, regulation or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over any of the Sellers, nor result in the creation of any lien or other encumbrance upon the Company Shares.

                  (g) Financial Statements. The Company has furnished to Purchaser its Annual Report on Form 10-KSB for the fiscal years ended December 31, 1996 and December 31, 1997, respectively. The Company will furnish to Purchaser future annual and quarterly reports of the Company.

                  (h) Taxes. To the best knowledge and belief of the Company, all income, excise, unemployment, social security, occupational, franchise and any and all other taxes of the Company, due to any state or municipal government or subdivision or instrumentality thereof which are due and payable by the Company as of the Closing Dates have been duly paid, or adequate reserve for the payment thereof has been made, and all required tax returns or reports concerning any such items have been duly filed.

                  (i) Pending or Threatened Litigation. Except as set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, there are no material actions, governmental investigations, suits, arbitrations or other administrative, criminal or civil actions pending or threatened against the Company which would prevent the Company from consummating the transactions contemplated herein. There are no material actions, governmental investigations, suits, arbitrations or other administrative, criminal or civil actions pending or threatened against any individual Seller which would prevent any Seller from consummating the transactions contemplated herein.

                  As of each Closing Date, there shall not be (i) any effective writs, judgments, decrees, orders, injunctions or mandates outstanding of any nature whatsoever issued by a court or governmental agency of


STOCK PURCHASE AGREEMENT -- Page 3
         competent jurisdiction directing that the proposed sale of the Company Shares not be consummated or (ii) any action, suit or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay or rescind the proposed sale of the Company Shares.

                  (j) Environmental Matters. The Company has received no written notice of any investigation or inquiry by any governmental entity under any applicable laws pertaining to health or the environment, including without limitation (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, and (ii) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, as amended. To the actual knowledge of the Company, the Company has not disposed of any hazardous substance on any property owned or leased by the Company and no condition exists on such property which would subject the Company or such property to any remedial obligations under any applicable environmental laws.

                  (k) Access to Information. The Company agrees to make available to Purchaser access to any and all corporate files and records of Company that may be reasonably requested by Purchaser. All statements in this Agreement, or in any ancillary information, document, financial statement, data, file or material furnished or delivered to Purchaser in association herewith by the Company are true, correct and complete to the best of Company's knowledge and belief.

         4. Representations and Warranties of Purchaser. Unless specifically stated otherwise, the Purchaser represents and warrants to the Sellers that the following are true and correct as of the date hereof and will be true and correct through the First and Second Closing Dates and through the closing date of the sale of the Option Shares as if made on each respective date:

                  (a) Investment Intent. Purchaser is acquiring the Company Shares and Option Shares, if applicable, for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except
         (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") covering the Company Shares, or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Company Shares, the Purchaser is not offering or selling, individually or collectively, and will not offer or sell, for any Seller any of the Company Shares in connection with any distribution of the such shares.

                  (b) Disclosure of Information. Purchaser acknowledges she has been furnished such information regarding the Company as she has deemed necessary. Purchaser further represents that she has had an opportunity to ask questions of and receive answers from management of the Company regarding the Company and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Company Shares and Option Shares.

                  (c) Investment Experience. Purchaser acknowledges that she is able to fend for herself, can bear the economic risk of the investment in the Company Shares, and she has such knowledge and experience in


STOCK PURCHASE AGREEMENT -- Page 4
         financial and business matters that she is capable of evaluating the merits and risks of an investment in the Company Shares and Option Shares, if applicable.

                  (d) Restricted Securities. Purchaser understands that the Company Shares, and the Option Shares when issued, have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Company and Option Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Company Shares and Option Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Purchaser represents that she is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Company Shares and Option Shares.

                  Under Commission Rule 144, a person, including an affiliate of the Company (or persons whose shares are aggregated into such affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

                  (e) Legend. It is agreed and understood by Purchaser that the certificates representing the Company Shares and Option Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

                           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (f) Pending or Threatened Litigation. Purchaser is currently a party to various lawsuits which have been disclosed in writing to the Company. Other than as disclosed to the Company, there are no material actions, governmental investigations, suits, arbitrations or other administrative, criminal or civil actions pending or threatened against the Purchaser or her affiliates which would prevent Purchaser from consummating the transactions contemplated herein.

                  As of each Closing Date there shall not be (i) any effective writs, judgments, decrees, orders, injunctions or mandates outstanding or any nature whatsoever issued by a court or governmental agency of competent jurisdiction directing that the proposed sale of the Company


STOCK PURCHASE AGREEMENT -- Page 5

         Shares or Option Shares, if applicable, not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed sale of the Company Shares or Option Shares.

                  (g) Authorization and Validity. The execution, delivery and performance by the Purchaser of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Purchaser. This Agreement and any other agreement contemplated hereby have been or will be as of each Closing Date duly executed and delivered by the Purchaser and constitutes or will constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The purchase of the Company Shares and Option Shares by the Purchaser will not impair the ability or authority of the Purchaser to carry on its business as now conducted in any respect.

                  (h) Consents/Approvals/Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Purchaser to consummate the purchase of the Company Shares or Option Shares. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of any note, mortgage, indenture, deed of trust, trust agreement or other agreement or instrument to which the Purchaser is a party or by which she is bound nor, to the best of the Purchaser's knowledge and belief, any existing law, rule, regulation or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Purchaser, nor result in the creation of any lien or other encumbrance upon the Company Shares or Option Shares.

                  (i) Access to Information. All statements in this Agreement or in any ancillary information, document, financial statement, data, file or material furnished or delivered to Sellers by the Purchaser are true, correct and complete to the best of Purchaser's knowledge and belief.

         5.  To Be Delivered to the Purchaser At First and Second Closing.

                  (a) At the First Closing, each individual Seller shall deliver to Purchaser certificate(s) representing the number of Company Shares set forth next to each individual Seller's name in Section 1(a) hereof, accompanied with a "Medallion" endorsement to Purchaser. The Company shall deliver to Purchaser a certificate for 530,000 of the Company Shares in the name of Purchaser, or its nominees as designated by Purchaser.

                  (b) At the Second Closing, the Company shall deliver to Purchaser a certificate for 400,000 of the Company Shares in the name of Purchaser, or its nominees as designated by Purchaser.




STOCK PURCHASE AGREEMENT -- Page 6

         6. To Be Delivered to the Sellers at First and Second Closing.

                  (a) At the First Closing, Purchaser shall deliver to each individual Seller the consideration (an aggregate of $70,000) for the Company Shares owned by each respective individual Seller in the amounts as set forth next to each individual Seller's name in Section 1(a) hereof. The Purchaser shall deliver to the Company $530,000 as consideration for the purchase of 530,000 of the Company Shares.

                  (b) At the Second Closing, the Purchaser shall deliver to the Company $440,000 as consideration for the purchase of 400,000 of the Company Shares.

                  (c) The Purchase Price for the Company Shares shall be by cashier's check, wire transfer, or such other form of payment as may be acceptable to Sellers.

         7. Indemnification by Purchaser. Purchaser hereby agrees to indemnify and hold harmless the Sellers and their successors and assigns for the full amount of all losses, claims, expenses, or liabilities (including without limitation reasonable attorneys' fees) arising from or relating to (i) any breach of the representations and warranties made by Purchaser in this Agreement, and (ii) any failure of Purchaser to duly perform any covenants in this Agreement to be performed by the Purchaser.

         8. Indemnification by the Sellers. Sellers hereby agree to indemnify and hold harmless the Purchaser from the full amount of all losses, claims expenses or liabilities (including without limitation reasonable attorneys' fees) arising from or relating to (i) any breach of the representations and warranties made by the Sellers in this Agreement or (ii) any failure of the Sellers to duly perform any of their covenants in this Agreement.

         9. Necessary Information. The Sellers have furnished to the Purchaser all information as requested regarding the Company and its business, assets, properties, and financial condition which, in the reasonable judgment of the Purchaser, is necessary to enable the Purchaser to conduct her due diligence relating to the purchase of the Company Shares by Purchaser. Each of the parties hereto has furnished to the others all information, if requested, concerning such party (including financial statements and statistical information) required for inclusion in any application or statement to be filed or made by the other party with or to any governmental agency or third party in connection with the purchase of the Company Shares.

         10. No Registration of Company Shares. The Company is not obligated to file with the Commission a registration statement on any form under the Securities Act with respect to the Company Shares or the Option Shares or to include the Company Shares or Option Shares in any such registration statement filed with the Commission by the Company in the future.

         11. Option Agreement. The Company hereby grants to Purchaser an option (the "Option") to purchase up to 1,000,000 shares of the Company's Common Stock (the "Option Shares") for $1,250,000 or $1.25 per share (the "Option Shares Purchase Price"). The Option may be exercised at any time by Purchaser until 5:00 p.m. Dallas, Texas time on February 28, 1999, subject to certain limitations as set forth herein, by delivery to the Company of a cashier's check or wire transfer in the aggregate amount equal to the number of Option Shares to be purchased times $1.25 per share. Upon receipt by the Company of the Option Shares Purchase Price, the Company shall immediately deliver to Purchaser, or nominees of Purchaser, a certificate(s) issued in the name of Purchaser representing the number of Option Shares purchased. The sale of the Option


STOCK PURCHASE AGREEMENT -- Page 7

Shares shall be subject to the terms and conditions of this Agreement, including the representations and warranties of the Company and Purchaser herein which shall continue to be true and correct as of the exercise date of the Option.

         Provided the Company's Common Stock is traded on the Nasdaq SmallCap market or other national exchange, the expiration of the Option shall be accelerated if the closing bid price of the Company's Common Stock as quoted on the Nasdaq SmallCap Market system or any other national stock exchange in which the Company's Common Stock is traded equals or exceeds $1.75 per share for 10 consecutive trading days (the "Trading Period"). In such event, the expiration date of the Option shall be at 5:00 p.m. Dallas, Texas time on the 90th calendar day after the Trading Period. The Company shall notify Purchaser in writing if the Option expiration date has been accelerated as a result of the foregoing events.

         12. Use of Proceeds. There shall be no restriction on the Company for the use of any proceeds from the sale of the Option Shares. The $970,000 of proceeds from the sale of the Company Shares by the Company shall only be utilized by the Company for any of the following projects, unless otherwise agreed to in writing by Purchaser:

                  (a) Cash  consideration and expenses related to acquisition of
         Bavarian  Restaurant,   Inc.,  d/b/a  Shot  Gun  Willy's  Inn,  Denver,
         Colorado;

                  (b) Expansion, renovation, furniture and equipment costs and expenses, not to exceed $50,000, relating to The Million Dollar Saloon located on Greenville Avenue in Dallas, Texas;

                  (c) Expansion, construction, furniture and equipment costs related to remodeling of Baby Doll's Club, Highway 157, Tarrant County, Texas;

                  (d) Expenses and initial capital related to organization of off-shore corporation to operate the Company's proposed international business (not to exceed an aggregate of $10,000); and

                  (e) Up to $30,000 may be used to purchase up to 30,000 shares of the Company's Common Stock from Dona G. Furrh at a price of $1.00 per share.

         The above use of proceeds is merely an intended use of proceeds and the Company does not represent that it has any written contracts or agreements for such use of funds.

         13.  Miscellaneous.

                  (a) Amendment. This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by all the parties hereto.

                  (b) Assignment. Neither this Agreement or any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the party or parties not seeking assignment.



STOCK PURCHASE AGREEMENT -- Page 8

                  (c) Parties in Interest; No Third Party Beneficiaries.  Except
         as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

                  (d) Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  (e) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforce as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

                  (f) Survival of Representations, Warranties and Covenants. Except as specifically provided herein, the representations, warranties, and covenants contained herein shall survive the respective Closings and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Purchaser or the Sellers, as the case may be, shall survive the respective Closings.

                  (g) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS, AND THAT THE CITY OF DALLAS AND THE COUNTY OF DALLAS IS THE APPROPRIATE VENUE FOR ANY ACTION COMMENCED UNDER THIS AGREEMENT.

                  (h)  Captions.   The  captions  in  this   Agreement  are  for
         convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                  (i) Gender and Number. When the context requires the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

                  (j) Reference to Agreement. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular
         Article, Section or provision in this Agreement, unless otherwise noted.

                  (k) Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release,


STOCK PURCHASE AGREEMENT -- Page 9
         filing or otherwise  that is required by federal  securities  laws, and
         (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed.

                  (l) Notice. Any notice or communications hereunder or in any agreement entered into in connection with the transaction contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purposes of notice, the addresses of the parties shall be:

                  If to PURCHASER:     Linda S. Weaver
                                       c/o Gary Gardenhouser, Esq.
                                       629 24th Avenue Southwest
                                       Norman, Oklahoma 73069

                  If to SELLERS:       MILLION DOLLAR SALOON, INC., a Nevada
                                       corporation
                                       6848 Greenville Avenue
                                       Dallas, Texas 75231

                  (m) Expenses. The Company shall pay the fees and expenses incurred by Sellers in connection with the proposed sale of the Company Shares, and all fees and expenses incurred by Purchaser in connection with the purchase of the Company Shares shall be paid by Purchaser.

                  (n) Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this letter by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this letter of intent by such party. Such facsimile copies shall constitute enforceable original documents.



STOCK PURCHASE AGREEMENT -- Page 10

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                    COMPANY:

                                    MILLION DOLLAR SALOON, INC.


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Its:
                                          --------------------------------------

                                    INDIVIDUAL SELLERS:



                                    --------------------------------------------
                                    BJORN HEYERDAHL


                                    JOSHUA FURRH TRUST


                                    By:  ---------------------------------------
                                         Sharon Furrh, Trustee

                                    PURCHASER:


                                    --------------------------------------------
                                    LINDA S. WEAVER





STOCK PURCHASE AGREEMENT -- Page 11